Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A, No. 33-50773) of Federated Total Return Series, Inc., and to the incorporation by reference of our report, dated January 17, 2008, on Federated Total Return Bond Fund (one of the portfolios comprising Federated Total Return Series, Inc.) included in the Annual Shareholder Report for the fiscal year ended November 30, 2007.



                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
January 24, 2008